                                      EXHIBIT A
                          (AS AMENDED THROUGH APRIL 2, 1998)
                                        TO THE
                                   OCTOBER 6, 1994
                                  CUSTODY AGREEMENT
                                       BETWEEN
                               FORTIS SERIES FUND, INC.
                                         AND
                           FIRST BANK NATIONAL ASSOCIATION


Name of Series                                         Effective Date
--------------                                         --------------

Series F - Global Growth Series                        October 6, 1994

Series J - International Stock Series                  October 6, 1994

Series K - Global Bond Series                          October 6, 1994

Series L - Global Asset Allocation Series              October 6, 1994

Series O - Blue Chip Stock Series                      March 27, 1996

Series P - Small Cap Value Series                      April 2, 1998

Series Q - Mid Cap Stock Series                        April 2, 1998

Series R - Large Cap Growth Series                     April 2, 1998


Dated this 2nd day of April, 1998.

FORTIS SERIES FUND, INC.                     U.S. BANK NATIONAL ASSOCIATION
                                             (Formerly FIRST BANK NATIONAL
                                             ASSOCIATION)

/s/ Tamara L. Fagely                         /s/ Judy O'Hagan
------------------------------               ------------------------------
Tamara L. Fagely                             Judy O'Hagan
Vice President & Treasurer                   Assistant Vice President

Attest:                                      Attest:


/s/ Scott R. Plummer                         /s/ Lynne M. Magel
------------------------------               ------------------------------
Scott R. Plummer                             Lynne M. Magel
Vice President & Assistant Treasurer         Assistant Vice President